Exhibit 99.2
Unaudited Pro Forma Condensed Combined Financial Statements
On November 1, 2012, C.H. Robinson Worldwide, Inc. ("C.H. Robinson") completed the acquisition of all of the issued and outstanding shares of Phoenix International Freight Services, Ltd. ("Phoenix") for $571.5 million in cash and approximately $63.5 million in newly-issued shares of common stock of C.H. Robinson, plus an additional $57.0 million in cash representing the closing date preliminary estimated Phoenix cash and working capital adjustment, in accordance with the purchase agreement.
The following Unaudited Pro Forma Condensed Combined Financial Information should be read in conjunction with the historical financial statements and accompanying notes of C.H. Robinson included in its Annual Report on Form 10-K for the year ended December 31, 2011 and Form 10-Q for the six months ended June 30, 2012 and the historical audited financial statements and accompanying notes of Phoenix for the twelve months ended June 30, 2012 included in this Form 8-K/A.
The Unaudited Pro Forma Condensed Combined Balance Sheet combines historical balance sheets, giving effect to the acquisition as if it had occurred on June 30, 2012. The unaudited Pro Forma Combined Statements of Operations reflect the combined results of operations as if the acquisition had occurred at the beginning of C.H. Robinson's 2011 fiscal year.
The allocation of purchase price used to prepare the unaudited pro forma financial information is based on a preliminary valuation of assets acquired and liabilities assumed. Accordingly, the pro forma purchase price adjustments are preliminary and are subject to further adjustments as additional information becomes available and as additional analysis is performed. The preliminary pro forma purchase price adjustments have been made solely for the purposes of providing the Unaudited Pro Forma Financial Statements included herewith. A final determination of these fair values will include management's consideration of a valuation prepared by an independent valuation specialist. This valuation will be based on the actual net tangible and intangible assets of Phoenix that exist as of the closing date of the transaction. In addition, the Unaudited Pro Forma Condensed Combined Financial Statements do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies expected to result from the acquisition.
The Unaudited Pro Forma Condensed Combined Financial Statements are provided for informational purposes only and are not necessarily indicative of results that would have occurred had the acquisition been completed as of the dates indicated. In addition, the Unaudited Pro Forma Financial Information does not purport to be indicative of the future financial position or operating results of the combined operations. There were no material transactions between C.H. Robinson and Phoenix during the periods presented in the Unaudited Pro Forma Condensed Combined Financial Statements that would need to be eliminated.

C.H. Robinson Worldwide, Inc.
Pro Forma Condensed Combined Balance Sheet
(Unaudited, in thousands)
As of June 30, 2012

	Historical	Historical
	C.H. Robinson	Phoenix	Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$240,627	$67,706	$(455,500)	3a	$(147,348)
			(181)	3h
Receivables, net	1,415,390	119,716	—		1,535,106
Deferred tax asset	6,743	978	—		7,721
Prepaid expenses and other	44,841	1,275	—		46,116
Total current assets	1,707,601	189,675	(455,681)		1,441,595
Property and equipment, net	132,255	13,235	(1,911)	3h	148,079
			4,500	3e
Goodwill	359,372	5,776	446,672	3c	811,820
Intangible and other assets, net	40,771	2,363	130,000	3d	173,114
			(20)	3h
Total assets	$2,239,999	$211,049	$123,560		$2,574,608

LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current liabilities:
Accounts payable and outstanding checks	$834,692	$37,376	$(3)	3h	$872,065
Current maturities of Long-term debt	—	891	173,000	3a	173,087
			(804)	3g
Accrued expenses	114,649	12,133	8,000	3f	134,782
Total current liabilities	949,341	50,400	180,193		1,179,934

Long term liabilities	12,468	1,010	(664)	3g	60,984
			48,170	3i
Total liabilities	961,809	51,410	227,699		1,240,918

Stockholders’ investment:
Common stock	16,217	39	111	3b	16,328
			(39)	3g
Retained earnings	1,957,462	144,817	(144,817)	3g	1,949,462
			(8,000)	3f
Additional paid-in capital	206,846	10,100	(10,100)	3g	270,235
			63,389	3b
Accumulated other comprehensive (loss) income	(11,745)	2,193	(2,193)	3g	(11,745)
Treasury stock	(890,590)	—	—		(890,590)
Non-controlling interest	—	2,490	(2,490)	3h	—
Total Stockholders’ investment	1,278,190	159,639	(104,139)		1,333,690
Total liabilities and stockholders’ investment	$2,239,999	$211,049	$123,560		$2,574,608

C.H. Robinson Worldwide, Inc.
Pro Forma Condensed Combined Statements of Operations (Unaudited)
For the Sixth Months Ended June 30, 2012
(in thousands, except for per share amounts)

	Historical	Historical
	C.H. Robinson	Phoenix	Adjustments		Pro Forma Combined
REVENUES:
Transportation	$4,653,602	$414,303	$—		$5,067,905
Sourcing	822,327	—	—		822,327
Payment Services	31,899	—	—		31,899
Total revenues	5,507,828	414,303	—		5,922,131
COSTS AND EXPENSES:
Purchased transportation and related services	3,917,380	331,383	—		4,248,763
Purchased products sourced for resale	750,179	—	—		750,179
Personnel expenses	360,622	46,180	(5,080)	3k	401,722
Other selling, general, and administrative expenses	125,188	18,507	8,133	3j	152,071
			168	3n
			75	3e
Total costs and expenses	5,153,369	396,070	3,296		5,552,735
Income from operations	354,459	18,233	(3,296)		369,396
Investment and other income (expense)	900	(1,662)	(1,275)	3l	(1,923)
			114	3h
Income before provision for income taxes	355,359	16,571	(4,457)		367,473
Provision for income taxes	134,277	4,909	(523)	3o	138,663
Net income	$221,082	$11,662	$(3,934)		$228,810
Basic net income per share	$1.36				$1.40
Diluted net income per share	$1.36				$1.40
Basic weighted average shares outstanding	162,290		1,108	3m	163,398
Dilutive effect of outstanding stock awards	353				353
Diluted weighted average shares outstanding	162,643		1,108		163,751

C.H. Robinson Worldwide, Inc.
Pro Forma Condensed Combined Statements of Operations (Unaudited)
For the Year Ended December 31, 2011
(in thousands, except for per share amounts)

	Historical	Historical
	C.H. Robinson	Phoenix	Adjustments		Pro Forma Combined
REVENUES:
Transportation	$8,740,524	$817,748	$—		$9,558,272
Sourcing	1,535,528	—	—		1,535,528
Payment Services	60,294	—	—		60,294
Total revenues	10,336,346	817,748	—		11,154,094
COSTS AND EXPENSES:
Purchased transportation and related services	7,296,608	652,059	—		7,948,667
Purchased products sourced for resale	1,407,080	—	—		1,407,080
Personnel expenses	696,233	83,237	(4,060)	3k	775,410
Other selling, general, and administrative expenses	243,695	32,862	16,265	3j	293,301
			329	3n
			150	3e
Total costs and expenses	9,643,616	768,158	12,684		10,424,458
Income from operations	692,730	49,590	(12,684)		729,636
Investment and other income (expense)	1,974	3,473	(2,574)	3l	3,093
			220	3h
Income before provision for income taxes	694,704	53,063	(15,038)		732,729
Provision for income taxes	263,092	15,717	(1,842)	3o	276,967
Net income	$431,612	$37,346	$(13,196)		$455,762
Basic net income per share	$2.63				$2.76
Diluted net income per share	$2.62				$2.75
Basic weighted average shares outstanding	164,114		1,108	3m	165,222
Dilutive effect of outstanding stock awards	627				627
Diluted weighted average shares outstanding	164,741		1,108		165,849

C.H. Robinson Worldwide, Inc.
Notes to Pro Forma Condensed Combined Financial Statements
(Unaudited)

Note 1. Basis of Presentation

The unaudited Pro Forma Condensed Combined Balance Sheet combines historical balance sheets, giving effect to the acquisition of Phoenix International Freight Services, Ltd. ("Phoenix") as if it had occurred on June 30, 2012. The unaudited Pro Forma Condensed Combined Statements of Operations reflects the combined results of operations as if the acquisition had occurred at the beginning of C.H. Robinson Worldwide, Inc.'s ("C.H. Robinson") 2011 fiscal year. Certain items in the historical financial statements of Phoenix have been reclassified to conform to C.H. Robinson's financial reporting presentation. There have been no changes in historical operating income or historical net income for any period as a result of these changes.
The historical results of Phoenix for the six months ended June 30, 2012 and for the twelve months ended December 31, 2011 are adjusted to conform the Phoenix June 30 year-end basis to C.H. Robinson's December 31 year-end basis and for certain accounting classification conformity adjustments. Phoenix’s historical operating results have been derived from the combination of Phoenix’s quarterly historical operating results for the periods presented as follows:

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	12 Months Ended	Quarter Ended	Quarter Ended	6 Months Ended
	3/31/2011	6/30/2011	9/30/2011	12/31/2011	12/31/2011	3/31/2012	6/30/2012	6/30/2012
REVENUES	163,614	255,912	200,724	197,498	817,748	187,192	227,111	414,303
COSTS AND EXPENSES:
Purchased transportation and related services	129,317	205,379	159,122	158,241	652,059	150,311	181,072	331,383
Personnel expenses	18,794	24,630	19,798	20,015	83,237	19,681	26,499	46,180
Other selling, general, and administrative expenses	7,673	8,958	8,031	8,200	32,862	8,676	9,831	18,507
Total costs and expenses	155,784	238,967	186,951	186,456	768,158	178,668	217,402	396,070
Income from operations	7,830	16,945	13,773	11,042	49,590	8,524	9,709	18,233

The allocation of purchase price used to prepare the unaudited pro forma financial information is based on a preliminary valuation of assets acquired and liabilities assumed. Accordingly, the pro forma purchase price adjustments are preliminary and are subject to further adjustments as additional information becomes available and as additional analysis is performed. The preliminary pro forma purchase price adjustments have been made solely for the purposes of providing the Unaudited Pro Forma Financial Statements presented above. A final determination of these fair values will include management's consideration of a valuation prepared by an independent valuation specialist. This valuation will be based on the actual net tangible and intangible assets of Phoenix that exist as of the closing date of the transaction. In addition, the Unaudited Pro Forma Condensed Combined Financial Statements do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies expected to result from the acquisition.

Note 2. Purchase Price Allocation

The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to reflect the allocation of the preliminary estimated purchase price to identifiable net assets acquired with the excess recorded as goodwill. The purchase price allocation in these Unaudited Pro Forma Combined Financial Statements is based upon a purchase price of $571.5 million in cash and approximately $63.5 million in newly-issued shares of common stock of C.H. Robinson, plus an additional $57.0 million in cash representing the closing date preliminary estimated Phoenix cash and working capital adjustment, in accordance with the purchase agreement. The preliminary purchase price was allocated based on preliminary estimated fair values as of June 30, 2012 (in thousands):

Cash & cash equivalents	$67,525
Receivables, net of allowance for doubtful accounts	119,716
Deferred tax asset	978
Prepaid expenses and other	1,275
Property and equipment, net	15,824
Intangible and other assets	2,343
Identifiable intangible assets	130,000
Goodwill	452,448
Total assets	790,109

Accounts payable	(37,373)
Long-term debt	(87)
Accrued expenses	(12,133)
Long term liabilities	(48,516)
Net assets acquired	$692,000

Preliminary identifiable intangible assets and estimated useful lives are as follows (dollars in thousands):

	Life (years)	Amount
Customer relationships	8	$129,800
Noncompete agreements	5	200
Total identifiable intangible assets		$130,000

Note 3. Adjustments

a.	Represents cash adjustment as follows (in millions):

Cash paid for acquisition	$571.5
Preliminary estimated Phoenix cash and working capital adjustment	57.0
Borrowing from new credit agreement	(173.0)
$455.5
The remaining negative cash amount was off-set from the sale of substantially all of the assets of T-Chek Systems, Inc. for $302.5 million occurring in October 2012, which sale is not reflected within the pro forma financial information.

b.
Stockholders' investment is adjusted to reflect approximately $63.5 million in newly-issued C.H. Robinson common stock, which represents approximately 1.1 million shares ($ .10 par value) at the share price of $57.30.

c.
Represents eliminating goodwill of $5.8 million on the historical, pre-acquisition books of Phoenix and adding $452.4 million reflecting an estimate of the excess of the purchase price paid over the estimated fair value of Phoenix assets and liabilities as of June 30, 2012.

d.	Represents estimated identifiable intangible assets of $130.0 million reflecting preliminary valuation of customer relationships and noncompete agreements related to the Phoenix business.

e.
Represents an increase of $4.5 million to reflect the preliminary valuation of estimated fair value of the Phoenix property and equipment and is expected to be depreciated over a weighted average life of approximately 30 years. Adjustment to other selling, general and administrative expenses of $0.1 million for the six months ended June 30, 2012 and $0.2 million for the year ended December 31, 2011 reflects additional depreciation.

f.
Represents estimated transaction costs of $8.0 million for one-time investment banking, legal, and professional fees as a result of the acquisition for C.H. Robinson. Certain costs are presented net of tax as they are believed to be deductible. Additionally, these estimated costs are not reflected in the pro-forma condensed combined statement of operations as they are nonrecurring charges.

g.	Represents the elimination of the Phoenix equity accounts and certain long-term debt not included in the acquisition.

h.	Represents the elimination of the Phoenix variable interest entities not included in the acquisition.

i.
Represents deferred tax liabilities established for book and tax basis differences of the finite-lived intangible assets of $46.8 million and the revaluation of property and equipment of $1.6 million, which are amortizable for book purposes but not for tax. These are off-set by a reversal of deferred taxes associated with Phoenix goodwill of $0.2 million.

j.	Represents estimated amortization expense of $8.1 million for the six months ended June 30, 2012 and $16.3 million for the year ended December 31, 2011 for identifiable intangible assets.

k.
Represents reduction in personnel expenses for contractual changes in compensation for Phoenix executives, whereas the founder / executive chairman retired and three other executives entered into new employment arrangements with C.H. Robinson as part of the purchase agreement.

l.
Represents incremental interest expense on borrowings used to complete the acquisition of $1.3 million for the six months ended June 30, 2012 and $2.6 million for the year ended December 31, 2011, using a weighted average rate of 1.25 percent. A one-fourth percentage point increase in the interest rate on variable rate borrowings would increase the pro forma interest adjustment by $0.2 million and $0.4 million, respectively.

m.	Represents an increase of weighted average shares outstanding based on 1.1 million of newly-issued shares of common stock of C.H. Robinson included as part of purchase price consideration.

n.	Represents additional rent expense as a result of entering into lease arrangements with entities excluded from the acquisition.

o.
Represents the pro forma tax effect of the Phoenix acquisition pro forma adjustments based upon the C.H. Robinson historical consolidated effective tax rate. This does not reflect the Phoenix effective tax rate and does not take into account any historical or possible future tax events that may have an impact.